Exhibit 21.1

List of Subsidiaries

As of December 31, 2011, the following entities are subsidiaries of FXCM Inc.:

Name of Subsidiary	State of Organization
FXCM Holdings, LLC	Delaware
Forex Capital Markets LLC	Delaware
Forex Trading LLC	Delaware
Yozma LLC FXCM Futures LLC	Delaware Delaware
FXCM Canada Ltd. \ FXCM Pro LLC	Nova Scotia Delaware
FXCM Systems, LLC FXCM Securities LLC	Delaware Delaware
FXCM Seoul	Seoul, Korea
FXCM Asia Limited	Hong Kong
Forex Capital Markets Limited	England and Wales
FXCM Australia Limited	New Zealand
Famous Group International Limited	Hong Kong
Technementals Technology (Shenzhen) Co., Ltd.	China
Financial Horizons Capital, LLC	Delaware
Horizons Funding, LLC	Delaware
ODL Group Limited	England and Wales
FXCM Limited	England and Wales
FXCM Japan Securities Co. Ltd.	Japan
FXCM Nominees Limited	England and Wales
Online Courses, LLC	Delaware
FX EDU, LLC FXCM DMCC ODL Australia PTY Ltd. FXCM Securities Limited UK FXCM Australia Limited	Delaware Dubai Australia England and Wales New Zealand